QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2006

MAGNA ENTERTAINMENT CORP. (Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation)

000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)
337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1

(Address of Principal Executive Offices)	(Zip Code)
(905) 726-2462 (Registrant's Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On October 13, 2006 the Registrant entered into a letter agreement with Don Amos, former Chief Operating Officer of the Registrant, concerning his retirement, effective October 6, 2006. Mr. Amos will receive a severance package comprised of a lump sum payment of U.S. $709,600 (less statutory deductions), representing one year's base salary and annual bonus. Mr. Amos' options to purchase 300,000 shares of Class A Stock shall remain in full force and effect and shall be exercisable at any time up to and including the Expiration Date (as defined in Mr. Amos' stock option agreement). In addition, vested shares will be paid to Mr. Amos in accordance with a 2005 performance share unit award agreement. Subject to compensation committee approval, in respect of a 2006 performance share unit award agreement, Mr. Amos will be paid cash (less statutory deductions) in lieu of shares otherwise payable under the agreement.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)
Departure of Directors for other Reasons; Departure of Principal Officers

        The information set forth in Item 1.01 is hereby incorporated by reference.

Item 8.01    Other Events

        On October 13, 2006, the Registrant announced that the State of Florida awarded a Gaming License for slot machine operations at Gulfstream Park racetrack, which is owned and operated by a wholly-owned subsidiary of the Registrant.

        The full text of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

        The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated October 12, 2006.
99.2	Press Release dated October 13, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
October 16, 2006	by:	/s/ WILLIAM G. FORD William G. Ford Corporate Secretary

QuickLinks

SIGNATURES